Exhibit 99.1

RGS Energy 1-for-20 Reverse Stock Split Effective Today

LOUISVILLE, CO, May 18, 2015 – RGS Energy (NASDAQ: RGSE), one of the nation’s leading rooftop installers of solar equipment, announced that the 1-for-20 reverse split of its Class A common stock will be effective today at the open of the U.S. markets.

Shares of RGS Energy Class A common stock will begin trading on a split-adjusted basis today on the NASDAQ Capital Market under the same symbol, RGSE. However, it will receive a new CUSIP number: 75601N203.

The effect of the reverse stock split will be to combine each 20 shares of outstanding common stock into one new share, with no change in par value per share, and to reduce the number of shares outstanding from approximately 96 million to 4.8 million.

No fractional shares will be issued in connection with the reverse split. Shareholders who would otherwise hold a fractional share of Real Goods Class A common stock will have their shares rounded up to the nearest whole share.

Holders of shares of Real Goods Class A common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse split, and will see the result of the reverse split automatically reflected in their accounts. Beneficial holders may contact their bank, broker or nominee for more information.

For those few shareholders who hold physical stock certificates, the company’s transfer agent, Computershare, Inc., will send instructions for exchanging those certificates for new certificates that represent the post-split number of shares. Computershare can be contacted at (855) 396-2084.

About RGS Energy

RGS Energy (NASDAQ: RGSE) is one of the nation’s leading rooftop installers of solar equipment, serving residential and small business customers in the mainland U.S. and Hawaii. Beginning with one of the very first photovoltaic panels sold in 1978, the company has installed tens of thousands solar power systems. RGS Energy makes it very convenient for customers to save on their energy bill by providing a comprehensive solar solution, from design, financing, permitting and installation to ongoing monitoring, maintenance and support.

For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at www.twitter.com/rgsenergy. RGS Energy is a trade name and RGS Energy makes filings with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.” For more information about the company, visit www.rgsenergy.com.

Forward-Looking Statements and Cautionary Statements

This press release may contain forward-looking statements that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions and forecasts about future events. The words “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking statements include, without limitation, the factors discussed throughout Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Conditions and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the company’s website at www.rgsenergy.com

Media and Investor Relations Contact

Ron Both

Liolios Group, Inc.

Tel 1-949-574-3860

RGSE@liolios.com

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